Exhibit No. 10.29
AMENDMENT TO THE ENSCO INTERNATIONAL INCORPORATED 1988 INCENTIVE PLAN

WHEREAS, the Board of Directors of ENSCO International Incorporated, a Delaware corporation, (the "Company") adopted the ENSCO International Incorporated 1998 Incentive Plan effective May 12, 1998, (which, as previously amended from time to time, is referred to herein as the "Plan"), and

WHEREAS the Board of Directors of the Company has approved this Amendment to the Plan effective as of the 9th day of November, 2005 in order to provide deferred vesting and deferred expiration of stock options and restricted stock issued pursuant to the Plan as provided hereinbelow, which amendment conforms to a corresponding provision of the Company's 2005 Long-Term Incentive Plan.

NOW, THEREFORE, pursuant to a resolution of the Board of Directors of the Company unanimously adopted and approved on the 9th day of November, 2005, the Plan hereby is amended as follows:

1)	The heading of Section 9 is amended to read as follows:
SECTION 9 CAPITALIZATION ADJUSTMENTS; MERGER; BLACKOUT PERIODS

2)	A new subpart (c) is added to Section 9 as follows:
(c)	Effect of Company Blackout Periods. The Company has established the ENSCO Securities Trading Policy and Procedure (the "Policy") relative to disclosure and trading on inside information as described in the Policy. Under the Policy, certain directors, officers and managers (as defined in the Policy) of the Company are prohibited from trading Company securities during "blackout periods" as described in the Policy. In respect to any Participant subject to a blackout period under the Policy, if (i) the date on which an Option term will expire, or (ii) the date on which any Restriction Period will lapse and as a result of which shares of Restricted Stock will become vested, falls within a blackout period imposed by the Policy, the applicable date described in clause (i) or (ii) of this sentence shall, notwithstanding anything to the contrary contained herein, automatically be extended by this section to the second (2nd) United States business day immediately following the last day of the applicable blackout period. The Committee shall interpret and apply the extension automatically provided by the preceding sentence to ensure that in no event shall the term of any Option expire or any Restriction Period lapse during an imposed blackout period.
IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officer, has caused this Amendment to be executed effective as of the 9th day of November, 2005.

ENSCO INTERNATIONAL INCORPORATED

/s/ Charles A. Mills By: Charles A. Mills Its: Vice President - Human Resources and Security